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                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

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                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

                           Dated as of March 27, 2001

                                     Among

                        MICHAEL FOODS ACQUISITION CORP.,

                                  as Pledgor,

                        BANC OF AMERICA SECURITIES LLC,

                           BNY MIDWEST TRUST COMPANY

                                  as Trustee,

                                      and

                           BNY MIDWEST TRUST COMPANY

               as Collateral Agent and as Securities Intermediary

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                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

            This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made and entered into as of March 27, 2001 by MICHAEL FOODS ACQUISITION CORP., a Minnesota corporation (the "Pledgor"), c/o Vestar Capital Partners IV, L.P., 1225 Seventeenth Street, Suite 1600, Denver, Colorado 80202, BANC OF AMERICA SECURITIES LLC ("Banc of America Securities"), having an office at 100 North Tryon Street, Charlotte, North Carolina 28255, BNY MIDWEST TRUST COMPANY, an Illinois banking corporation ("BNY"), having an office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, as trustee (in such capacity, the "Trustee") under the Indenture referred to below, and BNY MIDWEST TRUST COMPANY, as (A) collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined) and (B) securities intermediary (in such capacity, the "Securities Intermediary") for the Collateral Agent and the Pledgor hereunder.

                              W I T N E S S E T H

            WHEREAS, the Pledgor and Banc of America Securities and Bear Stearns & Co. Inc., each acting as an Initial Purchaser (collectively, the "Initial Purchasers"), are parties to a Purchase Agreement dated March 27, 2001 (the "Purchase Agreement"), pursuant to which the Pledgor is issuing and selling to the Initial Purchasers $200,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2011 (the "Notes"); and

            WHEREAS, the Pledgor and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing the Notes on the date hereof; and

            WHEREAS, pursuant to the Purchase Agreement and the Indenture, the Pledgor is required to deposit on the Closing Date (as defined in the Purchase Agreement) gross proceeds from the offering of the Notes in the amount of U.S.$200,000,000 (the "Funds") with the Trustee to be held by the Trustee for the benefit of the registered holders (the "Holders") of the Notes, to secure the Pledgor's obligation to redeem on the terms specified in the Indenture all of the Notes at 101% of their aggregate principal amount, plus interest accrued thereon to the Special Redemption Date, on the Special Redemption Date (as defined herein) in the event that the merger of the Pledgor with and into Michael Foods, Inc. ("Michael Foods"), a Minnesota corporation, pursuant to that certain Agreement and Plan of Merger dated as of December 21, 2000 (the "Merger") is not consummated by May 31, 2001 (the "Termination Date") (such obligation to redeem such Notes being the "Obligations"), and the Pledgor has agreed (a) to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Collateral (as defined herein) and (b) to execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all the Obligations; and

            WHEREAS, the Collateral Agent has security entitlements with respect to all the financial assets credited from time to time to the Pledgor's account, Account No. 881040 (the

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"Collateral Account") with BNY at its office at 2 North LaSalle Street, Suite
1020, Chicago, Illinois 60602; and

            WHEREAS, it is a condition precedent to the initial purchase of the Notes by the Initial Purchasers pursuant to the Purchase Agreement that the Pledgor shall have granted the security interest and made the pledge contemplated by this Pledge Agreement; and

            WHEREAS, unless otherwise defined herein or in the Indenture, terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York ("NYUCC") and/or the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such
Article 8 or 9 and/or Federal Book Entry Regulations. The term "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.2, ss. 357.10 through ss. 357.14 and ss. 357.41 through ss. 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

            SECTION 1. Certain Definitions; Appointment of the Collateral Agent; Pledge and Grant of Security Interest; Deposit of Funds.

                  1.1 (a) Certain Definitions. Capitalized terms used herein will have the respective meanings described to them below:

            "Cash Equivalents" means, to the extent owned free and clear of all Liens other than Liens created hereunder, Government Securities.

            "Government Securities" means direct obligations of or obligations fully guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof, or any money market fund that invests solely in the foregoing.

            "Lien" means any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

            "Offering Memorandum" means the Offering Memorandum dated March 16, 2001 relating to the offering of the Notes issued on the Closing Date.

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            "Vestar Agreement" means the agreement between Vestar Capital
      Partners IV, L.P., a Delaware limited partnership and BNY, as Trustee under the Indenture and as Collateral Agent hereunder dated as of the date hereof, substantially in the form set forth on Exhibit A attached hereto.

            (b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

                  1.2 Appointment of the Collateral Agent. The Pledgor hereby appoints BNY as Collateral Agent for the benefit of the Secured Parties in accordance with the terms and conditions set forth herein and the Collateral Agent hereby accepts such appointment.

                  1.3 Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Collateral Agent for its benefit pursuant to this Pledge Agreement and for the ratable benefit of the Trustee and the Holders of the Notes (the "Secured Parties"), and hereby grants to the Secured Parties, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (collectively, the "Collateral"):

            (a) the Collateral Account, all "financial assets" (as defined in Article 8 of the NYUCC and in the Federal Book Entry Regulations) (collectively, the "Pledged Financial Assets") credited to the Collateral Account from time to time and all "security entitlements" (as defined in Article 8 of the NYUCC and in the Federal Book Entry Regulations) of the Pledgor with respect to the Pledged Financial Assets (all such security entitlements collectively the "Pledged Security Entitlements"), including, without limitation, all dividends, if any, interest, cash, instruments, if any, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets;

            (b) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this Section 1.3 and this clause (b)); and

            (c) to the extent not otherwise included, all cash.

                  1.4 Deposit of Funds. On the Closing Date, the Pledgor shall deposit all Funds into the Collateral Account.

            SECTION 2. Security for Obligations. This Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations. Without limiting the generality of the foregoing, this Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Trustee or the Holders under the Notes or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

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            SECTION 3. Delivery of Security Collateral. (a) All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to establish and maintain in favor of the Collateral Agent a valid security interest in such Collateral, and shall be credited to the Collateral Account. In addition, the Collateral Agent shall have the right but shall not be obligated at any time to exchange security certificates or instruments representing or evidencing the Collateral for security certificates or instruments of smaller or larger denominations.

            (b) With respect to any Collateral that constitutes an uncertificated security, the Pledgor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in writing with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent from the Pledgor, such agreement to be in form and substance satisfactory to the Collateral Agent.

            SECTION 4. Creation and Maintenance of the Collateral Account.
(a)Concurrently with or prior to the Closing Date, the Collateral Agent shall have established (and at all times until the Obligations shall have been paid in full and this Agreement shall have been terminated, the Securities Intermediary shall maintain and administer in accordance with this Agreement), the Collateral Account with BNY at its office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

            (b) The Securities Intermediary shall cause the Collateral Account to be, and the Collateral Account shall be, separate from all other accounts (including any other Collateral Account) held by or under the control and dominion of the Collateral Agent, the Securities Intermediary or BNY. It shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, and except as otherwise provided by the provisions of Sections 7 and 13, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person from such account.

            (c) To the extent that the assets, property and items from time to time carried in the Collateral Account consist of cash (other than cash proceeds of Collateral Investments), the Securities Intermediary shall carry such cash in, and credit such cash to, the Collateral Account. The Securities Intermediary shall carry all other property, assets and items in, and credit such other assets, property and items, to, the Collateral Account.

            (d) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other applicable banking or governmental authority, as may now or hereafter be in effect.

            SECTION 5. Investing of Amounts in the Collateral Account. On the Closing Date, the Collateral Agent will, subject to the provisions of Section 7 and Section 14 hereof, direct the Securities Intermediary (a) to invest amounts on deposit in the Collateral Account in

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Cash Equivalents, each in the name of the Securities Intermediary and (b) to invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents, each in the name of the Securities Intermediary; provided, however, that in no event shall such Cash Equivalents have a maturity more than 7 days from the date of acquisition thereof by the Securities Intermediary or later than May 31, 2001 or, if applicable, the Business Day prior to any Special Redemption Date (the Cash Equivalents referred to in clauses (a) and (b) above and subject to the limitation set forth in the foregoing proviso being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Collateral Account. None of the Collateral Agent or the Securities Intermediary shall have any liability in respect of losses incurred as a result of the liquidation of any Cash Equivalent prior to its stated maturity unless such losses are caused by the Collateral Agent's or Securities Intermediary's own gross negligence or willful misconduct.

            SECTION 6. Securities Intermediary. BNY represents and warrants to, and agrees with, the Pledgor and the Collateral Agent as follows:

            (a) The Securities Intermediary maintains the Collateral Account for the Pledgor, and all property held by the Securities Intermediary for the account of the Pledgor is, and will continue to be, credited to the Collateral Account.

            (b) The Collateral Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Collateral Account. The Pledgor is the entitlement holder with respect to the property credited from time to time to the Collateral Account.

            (c) The Securities Intermediary (i) has identified (and will continue to identify) in its records the Collateral Agent as the sole Person having a security entitlement against the Securities Intermediary with respect to the Collateral Agent and any and all assets, property and items from time to time carried in the Collateral Account; and (ii) has credited and will continue to credit such assets, property and items to the Collateral Account in accordance with instructions given in accordance with the terms and conditions of this Agreement.

            (d) To the maximum extent permitted by applicable law, all assets, property and items from time to time carried in the Collateral Account shall constitute financial assets under Article 8 of the NYUCC, and the Securities Intermediary shall treat all such assets, property and items as financial assets.

            (e) The securities intermediary's jurisdiction with respect to the Collateral Account is, and will continue for so long as the security interest credited hereunder shall be in effect, the State of New York.

            (f) The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Collateral Account (each an "Entitlement Order") or other directions concerning the Collateral Account (including,

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      without limitation, directions to distribute to the Collateral Agent proceeds of any such transfer or redemption or interest or dividends on property in the Collateral Account) originated by the Collateral Agent without further consent by the Pledgor or any other Person.

            (g) The Securities Intermediary will comply with Entitlement Orders and other direction concerning the Collateral Account originated by, and only by, the Collateral Agent, except as otherwise permitted by Section 5(a) in respect of investment instructions originated by the Pledgor.

            (h) The Securities Intermediary has not entered into and will not enter into any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such Person. The Securities Intermediary has not entered into any other agreement with the Pledgor or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders originated by the Collateral Agent as set forth in paragraph (e) above.

            (i) The Collateral Agent is and shall remain the sole Person having dominion and control of the Collateral Account.

            (j) The Securities Intermediary hereby waives and releases any Lien, right of set-off or other right it may have against the Collateral Account or any financial asset carried in the Collateral Account or any credit balance in the Collateral Account (except that the Securities Intermediary may set off the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds) and agrees that it will not assert any such Lien or right against the Collateral Account or any financial asset carried in the Collateral Account or any credit balance in the Collateral Account.

            (k) Anything herein to the contrary notwithstanding, the Securities Intermediary will not be required to follow any instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal).

            SECTION 7. Disbursements. The Collateral Agent shall hold the assets in the Collateral Account and release the same, or a portion thereof, only as follows:

            (a) If the Collateral Agent receives, prior to 2:00 P.M., New York City time, on any date prior to the Termination Date, (i) a certificate signed by the President or any Vice President of the Pledgor stating that
      (A) the Merger has been consummated or will be consummated on substantially the same terms as described in the Offering Memorandum promptly upon the release of the funds held in the Collateral Account to the Pledgor), (B) the Supplemental Indenture, in substantially the form attached hereto as Exhibit B (the "Supplemental Indenture"), has been duly authorized, executed and delivered (or will be delivered contemporaneously with the consummation of the Merger) by Michael Foods and each of its Domestic Subsidiaries in existence on the date hereof

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      (collectively, the "Guarantors"), (C) the Guarantors have duly authorized, executed and delivered (or will deliver contemporaneously with the consummation of the Merger) the Registration Rights Agreement dated as of the date of this Pledge Agreement between the Initial Purchasers and the Pledgor with respect to the Notes (the "Registration Rights Agreement"),
      (D) no Event of Default described in clause (i) or (j) of Section 6.01 of the Indenture exists and (E) immediately after the consummation of the Merger, the capitalization of Michael Foods, pro forma for the Merger, as of December 31, 2000, will be substantially the same as set forth in the Offering Memorandum (such certificate being referred to herein as the "Merger Officers' Certificate") and (ii) an opinion of Kirkland & Ellis substantially in the form attached hereto as Exhibit C (the "Merger
      Opinion of Counsel"), the Collateral Agent shall as soon as practicable
      (1) liquidate and disburse by the close of business of such date to Banc of America Securities the Collateral in an amount, in immediately available funds, equal to 3% of the aggregate principal amount of the Notes issued on the Issue Date and (2) thereafter, disburse by the close of business on such date, or at such other time after the receipt of the Merger Officer's Certificate and the Merger Opinion of Counsel as may be agreed upon in writing by the Collateral Agent and the Pledgor, all other funds and/or Cash Equivalents and/or Collateral Investments from the Collateral Account to the Pledgor; provided, however, that if the Merger Officer's Certificate and the Merger Opinion of Counsel referred to above are received by the Collateral Agent (i) on a day other than a Business
      Day or (ii) after 2:00 P.M. New York City time on any date, then, in either instance, the Collateral Agent may disburse the proceeds by the close of business on the next Business Day, or at such other time after the receipt of the Merger Officer's Certificate and the Merger Opinion of Counsel as may be agreed upon in writing by the Collateral Agent and the Pledgor.

            (b) (i) On the Termination Date (or, in the event that at any time prior to the Termination Date the Trustee and the Collateral Agent receive a certificate signed by the President or any Vice President of the Pledgor stating that, in the sole judgment of Pledgor, the Merger will not be consummated, as soon as practicable but in no event later than on the second Business Day following the date of receipt by the Collateral Agent of such certificate), if the conditions required for release of funds and/or Cash Equivalents as provided in clause (a) above have not been satisfied, the Pledgor shall mail a notice by first class mail to each Holder's last address as it appears on the Security Register (as determined in the Indenture) stating that all of the outstanding Notes shall be redeemed 5 Business Days after the date of such notice (the "Special Redemption Date"), at 101% of the aggregate principal amount on the Notes, plus interest accrued thereon to the Special Redemption Date, in accordance with the terms of the Indenture, on the Special Redemption Date (the "Special Redemption Price"), and shall state that the Notes must be surrendered to the Trustee in order to collect the Special Redemption Price.

            (ii) On or prior to the Business Day prior to the Special Redemption Date, the Collateral Agent shall accept funds from Vestar in accordance with the Vestar Agreement and deposit the funds received therefrom into the Collateral Account, and then shall release such funds and liquidate and release all Collateral to the Paying Agent.

            (iii) On the Special Redemption Date, the Notes shall be redeemed as specified in the Indenture.

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            (c) If the Pledgor is required to effect a Special Redemption contemplated by clause (b) above and for any reason the amount of Collateral to be released is insufficient to pay the aggregate Special Redemption Price, the Pledgor agrees to pay to the Paying Agent, on or prior to the Special Redemption Date, the amount of funds necessary to permit the payment of the aggregate Special Redemption Price.

            (d) Upon the release of any Collateral from the Collateral Account in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

            (e) The Collateral Agent shall not be required to liquidate any Collateral Investment in order to make any payment hereunder unless: (i) instructed to do so pursuant to the Merger Officers' Certificate; (ii) to effect a Special Redemption; or (iii) pursuant to Section 14 hereof.

            (f) Nothing contained in Section 1, Section 5, Section 6, this
      Section 7 or any other provision of this Pledge Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any security entitlement to any of the Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to any of the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's beneficial interest under this Pledge Agreement in Collateral pledged to and subject to the exclusive dominion and control (consistent with this Pledge Agreement) of the Collateral Agent in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Collateral Agent holds a security entitlement to the Collateral Investments solely as Collateral Agent for the Holders of the Notes and not as a securities intermediary or financial intermediary.

            (g) Nothing in this Section 7 shall affect the Collateral Agent's rights, upon instruction from the Trustee, to release Collateral for application thereof to payment of amounts due on the Notes upon acceleration thereof.

            SECTION 8. Representations and Warranties. The Pledgor hereby represents and warrants that:

            (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Pledgor, or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

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            (b) No consent of any other Person and no approval, authorization, order of, or filing, declaration or qualification with, any governmental body or agency or other third party is required (i) for the execution, delivery or performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the grant by the Pledgor of the security interest created hereby or (iii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the perfection and maintenance of such pledge, except for any such consents, approvals, authorizations or orders as may be required to be obtained by the Collateral Agent (or the Holders) for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

            (c) The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the security interests created by this Pledge Agreement). No financing statement or instrument similar in effect covering all or any part of the Pledgor's interest in the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Pledge Agreement. The Pledgor has no trade names.

            (d) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming due authorization, execution and delivery by the Collateral Agent) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the enforceability hereof may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, or (ii) general principles of equity, whether considered at law or at equity, including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing.

            (e) All of the Collateral consisting of certificated securities and instruments has been delivered to the Collateral Agent. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes a valid and, together with such filings and other actions, perfected first priority security interest in such Collateral, securing the payment of the Obligations enforceable as such against all creditors of the Pledgor (and any Persons purporting to purchase any of the Collateral from the Pledgor).

            (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

            (g) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations

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                                       10


      T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

            (h) No Event of Default (as defined herein) exists.

            (i) The chief place of business and chief executive office of the Pledgor are located at c/o Vestar Capital Partners IV, L.P., 1225 Seventeenth Street, Suite 1660, Denver, Colorado 80202, and the Pledgor keeps its records concerning the Collateral at such location.

            SECTION 9. Filing; Further Assurances. (a) Promptly following the execution and delivery of this Pledge Agreement, the Pledgor shall deliver to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date in accordance with the NYUCC, covering the categories of Collateral described in this Pledge Agreement.

            (b) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will, promptly as necessary or as requested by the Collateral Agent (which request the Collateral Agent may submit at the direction of the Holders of a majority in principal amount at maturity of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents deliver any instruments to the Collateral Agent and take any other actions that may be necessary to perfect, continue the perfection of, or protect the first priority of the Secured Parties' security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent) or to effect the purposes of this Pledge Agreement.

            (c) The Pledgor hereby authorizes the Collateral Agent to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law); provided, however, that the Collateral Agent shall have no duty or obligation to perform any of the foregoing actions. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            (d) The Pledgor will pay all costs incurred in connection with this Pledge Agreement within 30 days of receipt of an invoice therefor.

            (e) The Pledgor agrees, whether or not requested by the Collateral Agent, to use its best efforts to perfect or continue the perfection of, or to protect the first priority of, the Secured Parties' security interest in the Collateral, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent).

            SECTION 10. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes from and after the date of this Pledge Agreement until the Termination Date:

            (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral;

            (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's or the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest; and

            (c) that it will keep its chief place of business, chief executive office and the place where it keeps its records concerning the Collateral at the location therefor specified in Section 8(i), or upon 30 days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 9 have been taken with respect to the Collateral.

            SECTION 11. Power of Attorney; Collateral Agent May Perform. Subject to the terms of this Pledge Agreement, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time to take any action and to execute any instrument that is necessary or advisable or that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

            (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

            (c) to file any claims or take any action or institute any proceedings that are necessary or desirable or that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral,

            (d) to pay or discharge taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, and such payments made by the Collateral Agent to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand, and

            (e) to convey any item of Collateral to any purchaser thereof and give any notices or recordings of any Liens under Section 6 hereof;

provided, however, that the Collateral Agent shall have no duty or obligation to perform any of the foregoing actions. The Collateral Agent's authority under this Section 11 shall include, without limitation, the authority to execute or endorse (a) any checks or instruments representing proceeds of Collateral in the name of the Pledgor, (b) any receipts for any certificate of ownership or any document constituting Collateral or transferring title to any item of Collateral, (c) any financing statements (to the extent permitted by applicable law) or (d) any other documents deemed necessary or appropriate by the Collateral Agent or otherwise to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

            SECTION 12. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Collateral Agent hereunder are solely to preserve and protect the security interest of the Secured Parties in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties or obligations on the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for its own account, it being understood that the Collateral Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

            SECTION 13. Indemnity; Collateral Agent's Limitation of Liability to Pledgor. (a) The Pledgor shall indemnify, reimburse, hold harmless and defend the Collateral Agent, the Securities Intermediary and their affiliates and their directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Collateral Agent's or Securities Intermediary's performance or lack of performance as Collateral Agent or Securities Intermediary, respectively, under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such indemnified person; provided, however, that the Securities Intermediary (a) shall not be excused from, and shall not be excused from liability for, acting or refraining from acting and (b) shall not be indemnified or held harmless under this Section 13 for the taking or the failure to take any action, in each case hereunder in its capacity as Securities Intermediary to the extent the taking or the failure to take any such action violates the duties and obligations expressly imposed upon the Securities Intermediary under or in accordance with this Agreement or imposed upon a Securities Intermediary under the Federal Book-Entry Regulations or
Article 8, Part 5 of the NYUCC. This indemnity shall be a continuing obligation of the Pledgor, its respective successors and assigns, notwithstanding the termination of this Pledge Agreement and the resignation or removal of the Collateral Agent or the Securities Intermediary.

            (b) If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Collateral), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to the Pledgor even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

            (c) The Collateral Agent shall not incur any liability to the Pledgor for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

            (d) The Collateral Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

            SECTION 14. Remedies upon Event of Default. If any Event of Default under the Indenture shall have occurred and be continuing or if a material default hereunder for a period of five business days after notice to the Pledgor by the Collateral Agent or the Trustee shall have occurred and be continuing (any such Event of Default or material default being referred to in this Pledge Agreement as an "Event of Default"):

            (a) The Trustee, the Collateral Agent and the Holders of the Notes may exercise, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC at that time and also may (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem, and which the Pledgor shall accept as, commercially reasonable. Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale other intended disposition is to be made. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Trustee, the Collateral Agent or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

            (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Trustee pursuant to Section 15) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the Indenture. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor.

            (c) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 14 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 14 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 14 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

            (d) The Collateral Agent may but is not obligated to exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

            (e) Subject to and in accordance with the terms of this Pledge Agreement, all payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

            SECTION 15. Expenses. The Pledgor agrees to pay to the Collateral Agent the fees as may be agreed upon from time to time. The Pledgor will upon demand pay to the Trustee and the Collateral Agent the amount of any and all expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee and the Collateral Agent, that the Trustee and the Collateral Agent may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee, the Collateral Agent or the Secured Parties hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

            SECTION 16. Security Interest Absolute. All rights of the Trustee, the Collateral Agent and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;

            (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor; or

            (f) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

            SECTION 17. Miscellaneous Provisions.

            17.1 Notices. Any notice, direction or communication given hereunder and any deliveries made hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                  if to the Pledgor:

                           Michael Foods Acquisition Corp.
                           c/o Vestar Capital Partners IV, L.P.
                           1225 Seventeenth Street,
                           Suite 1660
                           Denver, Colorado 80202
                           Fax:  (303) 292-6639
                           Attention: J. Christopher Henderson

                  if to the Trustee:

                           BNY Midwest Trust Company
                           2 North LaSalle Street, Suite 1020,
                           Chicago, Illinois 60602
                           Fax: 312 827 8542
                           Attention: Dan Donovan

                  if to the Collateral Agent:

                           BNY Midwest Trust Company
                           2 North LaSalle Street, Suite 1020,
                           Chicago, Illinois 60602
                           Fax: 312 827 8542
                           Attention: Dan Donovan

                  if to the Securities Intermediary:

                           BNY Midwest Trust Company
                           2 North LaSalle Street, Suite 1020,
                           Chicago, Illinois 60602
                           Fax:  312 827 8542
                           Attention: Dan Donovan

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                  17.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

                  17.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

                  17.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  17.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  17.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

                  17.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made in writing and signed by the Collateral Agent and otherwise made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. None of the Trustee, the Collateral Agent or any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee, the Collateral Agent or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee, the Collateral Agent or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee, the Collateral Agent or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  17.8 Interpretation of Agreement. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Notwithstanding the foregoing and any other provision of this Pledge Agreement or the Indenture, the Trustee shall have no fiduciary responsibility under this Pledge Agreement.

                  17.9 Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the

Trustee and the Collateral Agent hereunder, to the benefit of the Trustee, the Collateral Agent, the Holders of the Notes and their respective successors, transferees and assigns.

            (b) So long as no Event of Default shall have occurred and be continuing, this Pledge Agreement (other than Pledgor's obligations under Sections 13 and 15) shall terminate upon the payment in full in cash of the Obligations. At such time, the Collateral Agent shall, pursuant to a written order of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture and take all actions requested by the Pledgor that are necessary to release the security interest created by this Pledge Agreement in and to the Collateral, including the execution of all termination statements provided to it necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent or the Trustee in its capacity as such and shall be at the reasonable expense of the Pledgor.

                  17.10 Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 13 and 15 hereof shall survive the termination of this Agreement.

                  17.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                  17.12 Authority of the Collateral Agent. (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto but no duties, obligations or powers shall be inferred or implied. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents, attorneys, experts, accountants, advisors or employees and shall not be responsible for any misconduct or negligence by any such person appointed with due care by it hereunder. The Collateral Agent shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning any matters arising hereunder. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document (whether in its original or facsimile form believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

            (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

                  17.13 Successor Collateral Agent by Merger, etc. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

                  17.14 Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  17.15 Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                  17.16 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages. (a) This Pledge Agreement shall be governed by and interpreted under the laws of the State of New York, and any dispute arising out of, connected with, related to, or incidental to the relationship established between the Pledgor, the Trustee, the Collateral Agent and the Holders of the Notes in connection with this Pledge Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the laws of the State of New York.

            (b) The Pledgor hereby waives personal service of process in any suit, action or proceeding with respect to this Pledge Agreement and for actions brought under the U.S. Federal or state securities laws brought in any Federal or state court located in the City of New York (each a "New York Court") and consents that all service of process in any such suit, action or proceeding shall be made by registered mail, return receipt requested, directed to the Pledgor at the address indicated in Section 17.1. Each of the parties hereto submits to the jurisdiction of any New York Court and to the courts of its corporate domicile with respect to any actions brought against it as defendant in any suit, action or proceeding arising out of, connected with, related to, or incidental to the relationship established among the Pledgor, the Trustee, the Collateral Agent and the Holders in connection with this Pledge Agreement, and each of the parties hereto waives any objection that it may have to the laying of venue, including any pleading of forum non conveniens, with respect to any such action and waives any right to which it may be entitled on account of place of residence or domicile.

            (c) The Pledgor agrees that the Trustee shall, in its capacity as Trustee or in the name and on behalf of any Holder of Notes, have the right, to the extent permitted by applicable law, to proceed against the Pledgor or the Collateral in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Pledgor or the Collateral, as the case may be) to enable the Trustee to realize on such Collateral, or to enforce a judgment or other court order entered in favor of the Trustee. The Pledgor agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Trustee to realize on such property or to enforce a judgment or other court order in favor of the Trustee, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted.

            (d) The Pledgor agrees that neither any Holder of Notes nor (except as otherwise provided in this Pledge Agreement or the Indenture) the Collateral Agent in its capacity as Collateral Agent shall have any liability to the Pledgor (whether arising in tort, contract or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent or such Holder of Notes, as the case may be, that such losses were the result of acts or omissions on the part of the Collateral Agent or such Holders of Notes, as the case may be, constituting bad faith, gross negligence or willful misconduct.

            (e) To the extent permitted by applicable law, the Pledgor waives the posting of any bond otherwise required of the Trustee, the Collateral Agent or any Holder of Notes in connection with any judicial process or proceeding to enforce any judgment or other court order pertaining to this Pledge Agreement or any related agreement or document entered in favor of the trustee, the Collateral Agent or any Holder of Notes, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Pledge Agreement or any related agreement or document between the Pledgor on the one hand and the Trustee, the Collateral Agent and/or the Holders of the Notes on the other hand.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

            IN WITNESS WHEREOF, the parties hereto have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                   Pledgor:

                                   MICHAEL FOODS, ACQUISITION CORP.

                                   By:  /s/ Jack M. Feder
                                        ---------------------------------
                                        Name:  Jack M. Feder
                                        Title: Secretary


                                   Trustee:

                                   BNY MIDWEST TRUST COMPANY

                                   By:  /s/ D.G. Donovan
                                        ---------------------------------
                                        Name:  D.G. Donovan
                                        Title: Assistant Vice President


                                   Collateral Agent:

                                   BNY MIDWEST TRUST COMPANY

                                   By:  /s/ D.G. Donovan
                                        ---------------------------------
                                        Name:  D.G. Donovan
                                        Title: Assistant Vice President


                                   Securities Intermediary:

                                   BNY MIDWEST TRUST COMPANY

                                   By:  /s/ D.G. Donovan
                                        ---------------------------------
                                        Name:  D.G. Donovan
                                        Title: Assistant Vice President

                                   BANC OF AMERICA SECURITIES LLC

                                   By:  /s/ Kurt C. Brechnitz
                                        ----------------------------------------
                                        Name:  Kurt C. Brechnitz
                                        Title: Vice President

                                                                       EXHIBIT A

                           [Form of Vestar Agreement]

                                                                       EXHIBIT B

                     [Form of First Supplemental Indenture]

                                                                       EXHIBIT C

                      [Draft Opinion of Kirkland & Ellis]

            1. The Supplemental Indenture has been duly authorized, executed and delivered by Michael Foods and each of the Guarantors (as defined in the Purchase Agreement) and, when executed and delivered by each of the other parties thereto, will be enforceable against Michael Foods and each of the Guarantors in accordance with its terms, except as the same may be limited by
(A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' right generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transferor distributions by corporations to shareholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

            2. The Registration Rights Agreements has been duly authorized, executed and delivered by each of the Guarantors and is enforceable against each of the Guarantors in accordance with its terms, except as the same may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' right generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transferor distributions by corporations to shareholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.